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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 23, 2002 Date of Report (date of earliest event reported)
Peregrine Systems, Inc. (Exact name of Registrant as specified in its charter)
Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3611 Valley Centre Drive San Diego, CA 92130 (Address of principal executive offices)
(858) 481-5000 (Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        Peregrine Systems, Inc. ("Peregrine") announced that it will restate its financial statements for fiscal years 2000 and 2001 and the first three quarters of fiscal year 2002 based on information that has resulted from its ongoing internal investigation into accounting errors and irregularities. Peregrine announced that it will, among other possible adjustments, correct previously reported revenue recognition irregularities amounting to as much as $100 million.

        Additionally, Peregrine announced that it has been advised that the staff of the Securities and Exchange Commission (the "SEC") has commenced a formal order of private investigation into the company's accounting practices, and that it intends to fully cooperate with the SEC in the investigation.

        Peregrine also announced that it is reviewing a range of expense management initiatives, including a reduction in force, and financing alternatives and that it will provide additional information on these matters as soon as it is practical.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated May 23, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2002

PEREGRINE SYSTEMS, INC.
By:	/s/ RICHARD T. NELSON Richard T. Nelson Acting Chief Executive Officer

2

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated May 23, 2002

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Exhibit Index